UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 19, 2020

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		-973	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     The executive compensation philosophy of Quest Diagnostics Incorporated (the “Company”) is set forth in the Compensation Discussion and Analysis in the Company’s proxy statement for the Company’s 2020 annual meeting of stockholders. The philosophy includes motivating and retaining key talent and aligning the compensation of the Company’s executive officers with the interests of stockholders and Company performance. Consistent with and in furtherance of this approach, the Compensation Committee (the “Committee”) of the Company’s Board of Directors considered the impact of the COVID-19 pandemic on the Company’s operations and the important role the Company is playing in responding to the COVID-19 pandemic, and on June 19, 2020, determined it was in the best interests of the Company and stockholders to add additional 2020 performance goals under the Company’s Senior Management Incentive Plan (“SMIP”). SMIP participants include the Company’s executive officers. These additional performance goals, including an assessment of agility, financial metrics and business operations and innovation, relate to the Company’s COVID-19 pandemic response plan, which includes: test development, capacity expansion and deployment to increase access to testing; collaboration with all levels of government to mitigate the impact of the COVID-19 pandemic; and partnerships with public and private organizations to enable safe return to work programs and economic recovery. The Committee also added a leadership component to the current supplemental bonus opportunity under the SMIP.

These performance goals are consistent with the Committee’s historic approach of basing annual incentive compensation on key operating goals. The Committee generally has set performance goals under the SMIP with targets based on the Company’s operating plan and aligned with the Company’s business strategy; the Company’s business plan and strategy now include responding to the COVID-19 pandemic. Because the Committee believes that non-financial business objectives are important, it had incorporated both financial and non-financial metrics (which may be objective or subjective in nature) in the SMIP. The Committee did not make other changes to the existing incentive programs applicable to the executive officers. The new 2020 performance goals will be assessed along with the previously adopted 2020 goals to determine payouts under the SMIP.

Item 7.01 Regulation FD Disclosure

Considering the impact of the COVID-19 pandemic on the Company’s operations and the important role the Company is playing in responding to the COVID-19 pandemic, on June 19, 2020 the Committee also approved that all employees participating in the Company’s Annual Incentive Plan will be eligible to receive annual incentive compensation for 2020 based on the additional 2020 performance goals related to the Company’s COVID-19 pandemic response plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 24, 2020

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary